Exhibit 1.2

Execution Version

MONDELĒZ INTERNATIONAL, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

December 4, 2013

To: The Representatives of the Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement relating to debt securities filed as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-172488) (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms:

OFFERED SECURITIES

Title:

Floating Rate Notes due 2015 (the “Floating Rate Notes”)

1.125% Notes due 2017 (the “2017 Notes”).

2.375% Notes due 2021 (the “2021 Notes” and, together with the 2017 Notes, the “Fixed Rate Notes”).

The Floating Rate Notes and the Fixed Rate Notes are collectively referred to herein as the “Notes.”

Principal Amount:

€400,000,000 aggregate principal amount of Floating Rate Notes.

€750,000,000 aggregate principal amount of 2017 Notes.

€1,250,000,000 aggregate principal amount of 2021 Notes.

Interest:

Interest on the Floating Rate Notes is payable quarterly on March 11, June 11, September 11 and December 11 of each year, commencing March 11, 2014 to the Maturity Date. The Floating Rate Notes will bear interest at a rate per annum of EURIBOR (as determined in accordance with the description reflected in the Company’s Prospectus Supplement relating to the Notes dated December 4, 2013 (the “Prospectus Supplement”)) plus 50 basis points and will be reset quarterly on each interest payment date.

Interest on the Fixed Rate Notes is payable annually on January 26 of each year, commencing January 26, 2015 to the Maturity Date. The 2017 Notes will bear interest at the rate of 1.125% per annum and the 2021 Notes will bear interest at the rate of 2.375% per annum.

Interest on the Floating Rate Notes will be calculated by applying the applicable rate of interest for such interest period to the outstanding principal amount of such Floating Rate Notes, multiplying the product by the actual number of days in such interest period and dividing by 360, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), i.e. the Actual/360 payment convention.

Interest on the Fixed Rate Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Fixed Rate Notes (or December 11, 2013 if no interest has been paid on the Fixed Rate Notes), to but excluding the next scheduled interest payment date, i.e. the Actual/Actual (ICMA) payment convention as defined in the rulebook of the International Capital Market Association.

Interest on the Notes will be paid to persons in whose name a Note is registered at the close of business 15 calendar days before the interest payment date.

Maturity Date:

The Floating Rate Notes will mature on June 11, 2015.

The 2017 Notes will mature on January 26, 2017.

The 2021 Notes will mature on January 26, 2021.

Currency of Denomination:

The Notes will be denominated in euro (€).

Currency of Payment:

All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro (€).

If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until such currency is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payments in respect of the Notes so made in U.S. dollars will not constitute an event of default under the terms of the Notes.

Form and Denomination:

The Notes will be issued only in registered form and deposited in global form with a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) in minimum denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof.

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus Supplement), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the Prospectus Supplement under the caption “Description of Notes—Change of Control.”

Redemption for Tax Reasons:

The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the Prospectus Supplement.

Conversion Provisions:

None.

Sinking Fund:

None.

Listing:

New York Stock Exchange.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the Prospectus Supplement.

The Company undertakes that, to the extent permitted by law, the Company will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

Purchase Price:

99.850% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from December 11, 2013.

99.405% of the principal amount of the 2017 Notes, plus accrued interest, if any, from December 11, 2013.

98.846% of the principal amount of the 2021 Notes, plus accrued interest, if any, from December 11, 2013.

Expected Reoffering Price:

100% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from December 11, 2013.

99.655% of the principal amount of the 2017 Notes, plus accrued interest, if any, from December 11, 2013.

99.196% of the principal amount of the 2021 Notes, plus accrued interest, if any, from December 11, 2013.

OTHER MATTERS

Closing:

On or before 2:00 p.m., Brussels time, on December 11, 2013, whereby payment to the Company is effected by the common depositary for Clearstream and Euroclear on behalf of the Underwriters against delivery of the Notes, which will be delivered to the nominated account for and on behalf of the Underwriters through Clearstream and Euroclear.

Settlement and Trading:

Registered form only via Clearstream or Euroclear.

Names and Addresses of the Representatives and Lead Underwriters:

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

HSBC Bank plc

8 Canada Square

Canary Wharf

London E14 5HQ

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference, except that:

(1) Section 2(x) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(x) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons either (i) of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

(2) Section 2(z) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently subject to or target of any sanctions enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union and Her Majesty’s

Treasury (“HMT”) (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) for the purpose of funding any activities of or business with any Person that, at the time of such funding, is the subject of comprehensive Sanctions, (ii) for the purpose of funding any activities of or business (except as permitted by an agency or department of the U.S. government, pursuant to license or otherwise) in any country or territory that is the subject of comprehensive Sanctions or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.”

(3) Section 5(d) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(d) The Representatives shall have received an opinion, dated the Closing Date, from: (i) Hunton & Williams LLP, Virginia legal counsel to the Company, with respect to the matters set forth in Exhibit A; and (ii) Gibson, Dunn & Crutcher LLP, New York legal counsel to the Company, with respect to the matters set forth in Exhibit B.”

(4) Each of Section 6(a) and Section 6(b) of the Underwriting Agreement is hereby amended to replace “directors and officers” in the first sentence thereof with “directors, officers, employees, agents and affiliates,” and Section 6(a) of the Underwriting Agreement is further amended to replace “Underwriter” the fourth and fifth time it appears in such section with “indemnified person.”

(5) Notwithstanding anything in Section 4(h) of the Underwriting Agreement to the contrary, the Underwriters shall pay all expenses (including reasonable fees and disbursements of their counsel) incurred in connection with the qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate.

In addition to the representations and warranties contained in Section 2 of the Underwriting Agreement, the Company, as of the date hereof and as of the Closing Date, represents and warrants to, and agrees with, each Underwriter that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

All references to “Kraft Foods Inc.” in the Underwriting Agreement shall be deemed to refer to Mondelēz International, Inc.

For purposes of the Underwriting Agreement, the “Applicable Time” shall be 5:30 p.m. (London time) on December 4, 2013.

The Offered Securities will be made available for checking at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the Prospectus: the information contained in the seventh, eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus Supplement.

The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1 / New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Credit Suisse Securities (Europe) Limited, “Stabilising Manager” means Credit Suisse Securities (Europe) Limited and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 7 of the Underwriting Agreement.

(Remainder of page intentionally left blank)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ David A. Brearton
	Name:	David A. Brearton
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Aaron Weaver
	Name:	Aaron Weaver
	Title:	Vice President

HSBC BANK PLC

By:	/s/ Karl Allen
	Name:	Karl Allen
	Title:	Vice President

MERRILL LYNCH INTERNATIONAL

By:	/s/ Jim Probert
	Name:	Jim Probert
	Title:	Managing Director

Acting on behalf of themselves and as the

Representatives of the several Underwriters.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

J.P. MORGAN SECURITIES PLC

By:	/s/ Kiran Mehta
	Name:	Kiran Mehta

SOCIÉTÉ GÉNÉRALE

By:	/s/ Brendon Moran
	Name:	Brendon Moran
	Title:	Global Co-Head of Corporate Origination

Acting on behalf of themselves as Underwriters.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

BANCA IMI S.P.A.

By:	/s/ Pantaleo Cucinotta
	Name:	Pantaleo Cucinotta
	Title:	Head of Debt Capital Markets

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Juan Garnsua
	Name:	Juan Garnsua
	Title:	Managing Director

By:	/s/ Sandra de las Cavadas
	Name:	Sandra de las Cavadas
	Title:	Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Olivier Chery
	Name:	Olivier Chery
	Title:	Managing Director

By:	/s/ Youssef Khlat
	Name:	Youssef Khlat
	Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

By:	/s/ An-ehi Chen Tanner
	Name:	An-ehi Chen Tanner
	Title:	Authorized Signatory

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

MIZUHO INTERNATIONAL PLC

By:	/s/ Mark Wheatcroft
	Name:	Mark Wheatcroft
	Title:	Senior Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Javier Warren
	Name:	Javier Warren
	Title:	Senior Vice President

By:	/s/ David Schlesinger
	Name:	David Schlesinger
	Title:	Vice President

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

UBS LIMITED

By:	/s/ Manjit Mahria
	Name:	Manjit Mahria
	Title:	Director

By:	/s/ Liam Ayre
	Name:	Liam Ayre
	Title:	Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

SCHEDULE A

Underwriters	Floating Rate Notes	2017 Notes	2021 Notes
Credit Suisse Securities (Europe) Limited	€46,668,000	€87,500,000	€145,833,000
HSBC Bank plc	46,668,000	87,500,000	145,833,000
Merrill Lynch International	46,668,000	87,500,000	145,833,000
Goldman, Sachs & Co.	46,668,000	87,499,000	145,833,000
J.P. Morgan Securities plc	46,667,000	87,500,000	145,832,000
Société Générale	46,667,000	87,500,000	145,832,000
Banca IMI S.p.A.	17,142,000	32,143,000	53,572,000
Banco Bilbao Vizcaya Argentaria, S.A.	17,142,000	32,143,000	53,572,000
Crédit Agricole Corporate and Investment Bank	17,142,000	32,143,000	53,572,000
Mitsubishi UFJ Securities International plc	17,142,000	32,143,000	53,572,000
Mizuho International plc	17,142,000	32,143,000	53,572,000
Santander Investment Securities Inc.	17,142,000	32,143,000	53,572,000
UBS Limited	17,142,000	32,143,000	53,572,000

Total	€400,000,000	€750,000,000	€1,250,000,000